Exhibit 10.3

EXECUTION COPY

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”), dated as of March 30, 2010, is made by and between FHB Formation LLC, a Delaware limited liability company (“Investor”), and the undersigned holder (the “Shareholder”) of shares of common stock, par value $1.00 per share, of Northeast Bancorp, a Maine corporation (the “Company”).

WHEREAS, Investor and the Company have entered into an Agreement and Plan of Merger, dated as of even date herewith (as such agreement may be subsequently amended or modified, the “Merger Agreement”), providing for the merger of Investor with and into the Company (the “Merger”);

WHEREAS, the Shareholder beneficially owns and has sole or shared voting power with respect to the number of shares of the Company’s common stock, and holds stock options or other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of shares of the Company’s common stock indicated opposite the Shareholder’s name on Schedule 1 attached hereto (together with any New Shares (defined in Section 2 below), the “Shares”);

WHEREAS, as an inducement and a condition to the willingness of Investor to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by Investor in connection therewith, the Shareholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Investor entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Investor in connection therewith, the Shareholder and Investor agree as follows:

1. Agreement to Vote Shares. The Shareholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the shareholders of the Company or any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, the Shareholder shall:

(a) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares that such Shareholder shall be entitled to so vote: (i) in favor of adoption and approval of the Merger Agreement and all other transactions contemplated by the Merger Agreement as to which shareholders of the Company are called upon to vote or consent in favor of any matter necessary for consummation of the

Merger and the other transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries or Affiliates under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s or any of its Subsidiaries or Affiliates’ obligations under the Merger Agreement not being fulfilled; and (iii) against any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement. The Shareholder shall not take or commit or agree to take any action inconsistent with the foregoing.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof, or (c) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any fraud, willful breach of this Agreement or acts of bad faith prior to termination hereof.

3. Additional Purchases. The Shareholder agrees that any shares of capital stock of the Company that the Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any stock options or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 5 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired. The Shareholder agrees to promptly notify Investor in writing of the nature and amount of any New Shares.

4. Agreement to Retain Shares. From and after the date hereof until the Expiration Date, the Shareholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in Section 5(c) below)) any Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of a Lien) any Shares, or (d) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing the Shareholder’s obligations under this Agreement Notwithstanding the foregoing, the Shareholder may make (i) transfers by will or by operation of law or other transfers for estate planning purposes, in which case this Agreement shall bind the transferee, and (ii) as Investor may otherwise agree in writing in its sole and absolute discretion.

5. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Investor as follows:

(a) the Shareholder has the full power and authority to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder;

(b) this Agreement (assuming this Agreement constitutes a valid and binding agreement of Investor) has been duly executed and delivered by or on behalf of the Shareholder and constitutes a valid and binding agreement with respect to the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c) the Shareholder beneficially owns the number of Shares indicated opposite such Shareholder’s name on Schedule 1 free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

(d) the execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his obligations hereunder and the compliance by the Shareholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any law, statute, rule or regulation to which the Shareholder is subject or, in the event that the Shareholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Shareholder; and

(e) the execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Shareholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Shareholder of his obligations under this Agreement in any material respect.

6. Irrevocable Proxy. Subject to the last sentence of this Section 6, by execution of this Agreement, the Shareholder does hereby appoint Investor with full power of substitution and resubstitution, as the Shareholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Shareholder’s rights with respect to the Shares, to vote, each of such Shares solely with respect to the matters set forth in Section 1 hereof. The Shareholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date and hereby revokes any proxy previously granted by the Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement. The Shareholder hereby revokes any proxies previously granted, and represents that none of such previously-granted proxies are irrevocable.

7. No Solicitation. From and after the date hereof until the Expiration Date, Shareholder shall not (a) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or other assistance), or take other action to facilitate, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding, or that would reasonably be expected to lead to, an Acquisition Proposal, (c) enter into any agreement with respect to an Acquisition Proposal (other than the Merger Agreement), (d) solicit proxies, become a “participant” in a “solicitation” or take any action to facilitate a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement), (e) initiate a shareholders’ vote or action by consent of the Company’s shareholders with respect to an Acquisition Proposal, or (f) except by reason of this Agreement become a member of a “group” (as such term is used in Rule 13d-5(b)(1) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal.

8. No Limitation on Discretion as Director or Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Shareholder, (a) if the Shareholder is serving on the Board of Directors of the Company, from exercising his duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company, or (b) if the Shareholder is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Shareholder is executing this Agreement solely in his capacity as a shareholder.

9. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

10. Further Assurances. The Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Investor may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Investor in accordance with Section 9.5 of the Merger Agreement and to each Shareholder at its address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

12. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, that, notwithstanding the foregoing, Investor may assign its rights and obligations under this Agreement to any Subsidiary wholly owned by it.

14. No Waivers. No waivers of any breach of this Agreement extended by Investor to the Shareholder shall be construed as a waiver of any rights or remedies of Investor with respect to any other shareholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such shareholder or with respect to any subsequent breach of the Shareholder or any other such shareholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

15. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

16. Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

17. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Articles of Incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto

18. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

19. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

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EXECUTED as of the date first above written.

SHAREHOLDER

Name:

FHB FORMATION LLC

By:
Name:
Title:

SCHEDULE 1

Shareholder & Address	Shares	Options